Exhibit 4.1

METROCALL HOLDINGS, INC.

METROCALL HOLDINGS, INC. 2003 STOCK OPTION PLAN

(As Amended on September 24, 2003)

     METROCALL HOLDINGS, INC., a Delaware corporation (the “Corporation”), sets forth herein the terms of the Metrocall Holdings, Inc. 2003 Stock Option Plan, as amended on September 24, 2003 (the “Plan”) as follows:

     1. PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible employees (“Employees”) and outside directors (“Eligible Directors”) of the Corporation, and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries. Options granted under the Plan (the “Options”) to employees may be nonqualified stock options (“NQSOs”) or may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

     2. ADMINISTRATION

     2.1 COMMITTEE

     The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time, and applicable law. The Board may also act under the Plan as though it were the Committee.

     2.2 ACTION BY COMMITTEE

     The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time, and applicable law. The Committee shall have the full power and authority to take all actions and to make all determinations required or permitted under the Plan and any Option granted hereunder. The Committee shall have the full power and authority to take all other actions and determination not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The Committee’s powers shall include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time, and applicable law. The interpretation and construction by the Committee of any provision of the Plan or any Option granted hereunder shall be final and conclusive. Notwithstanding the foregoing, only the Board shall have the authority to select Eligible Directors to receive Options and determine the amount, price and timing of options granted to Eligible Directors. Any references to the Committee shall be deemed to be references to the Board with respect to grants of Options to Eligible Directors.

     2.3. NO LIABILITY

     No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan.

     2.4. APPLICABILITY OF RULE 16b-3

     Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to persons who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     3. STOCK AND OTHER RIGHTS

     The stock that may be issued pursuant to Options shall be shares of common stock of the Corporation (the “Stock”). The number of shares of Stock that may be issued under the Plan shall not exceed eighty-two thousand (82,000), which number of shares is subject to adjustment as provided in Section 11. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available immediately for future grants of Options under the Plan (but will be counted against that calendar year’s limit for a given individual).

     The maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 100% of the number of shares of Stock set forth in this Section 3. The aggregate number of shares of Stock that may be issued under incentive stock options may not exceed 100% of the number of shares of Stock set forth in this Section 3, and their authorization for use with ISOs does not prevent their use instead with NQSOs.

     4. ELIGIBILITY

     Options may be granted under the Plan to any employee or director of the Corporation or any subsidiary (including any such employee who is an officer or director of the Corporation or any subsidiary) and as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. (Individuals who have been granted Options are referred to as “Optionees”). An individual may hold more than one Option, subject to such restrictions as are provided herein.

     The Committee may also grant Options in substitution for options or other equity interests held by individuals who become employees or directors of the Corporation or of a subsidiary as a result of the Corporation acquiring or merging with the individual’s employer or acquiring its assets or to persons who were employees or directors of the previous employer and received an option in that capacity even if they do not become employees or directors of the Corporation or a subsidiary. In addition, the Committee may provide for the Plan’s assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Options to the interests for which they are substitutes, the Committee may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

     5. EFFECTIVE DATE AND TERM

     5.1. EFFECTIVE DATE

     The Plan became effective as of March 25, 2003 (the “Effective Date”). The Stockholders approved an amendment to the Plan on September 24, 2003, to increase the number of shares under Section 3 to 82,000 shares.

     5.2. TERM

     The Plan shall terminate ten years after the Effective Date unless previously terminated under Section 10.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS

     6.1 GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant to such eligible persons as the Committee may determine, Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as Incentive Stock Options under Code Section 422. The date as of which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. Neither the Optionee nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent that the certificates for such shares have been issued upon the exercise of the Option.

     6.2 LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option granted to an employee shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Corporation and its parent and subsidiary corporations, within the meaning of the Code Section 422(d)), does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

     6.3 OPTION AGREEMENTS

     All Options granted to Optionees pursuant to the Plan shall be evidenced by written agreements in such form or forms as the Committee shall from time to time determine. Option agreements may be amended by the Committee from time to time and need not contain uniform provisions.

     6.4 OPTION PRICE

     The purchase price of each share of Stock subject to an Option issued under Section 6 shall be fixed by the Committee. In the case of an Option not intended to constitute an Incentive Stock Option, the option price shall be not less than the par value of the Stock covered by the Option. In the case of an Option that is intended to be an Incentive Stock Option, the option price shall be not less than the greater of par value of the Shares or 100% of the Fair Market Value (as defined below) of a share of Stock covered by the Option on the date the Option is granted; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), the option price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Stock covered by the Option at the time such Option is granted.

     Fair Market Value of Stock for purposes of this Plan shall mean, in the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Security Dealers Automated Quotation System, or is publicly traded on an established securities market, the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market on the date the Option is granted) or, if there is no such closing price, then the mean between the highest bid and lowest asked price or between the high and low prices on such date, or, if no sale of stock has been made on such day, on the preceding day on which any such sale shall have been made. In the event that the Shares of Stock are not listed, quoted or publicly traded or even if listed, quoted or publicly traded, the price cannot be determined, “Fair Market Value” shall be determined by the Board, in its sole discretion.

     6.5 TERM

     Each Option granted to an Optionee under the Plan shall terminate and all rights to purchase Stock thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such prior date as may be fixed by the Committee and stated in the option agreement relating to such Option; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), an Option granted to such employee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     6.6 EXERCISE BY OPTIONEE

     Only the Optionee receiving an Option (or, in the event of the Optionee’s legal incapacity or incompetency, the employee’s guardian or legal representative, and in the case of the Optionee’s death, the employee’s estate) may exercise the Option.

     6.7 OPTION PERIOD AND LIMITATIONS ON EXERCISE

     Each Option granted under the Plan to an Optionee shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the option agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that the Option granted to an Optionee may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the option agreement. Any such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

     6.8 METHOD OF EXERCISE

     An Option that is exercisable by an Optionee hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Corporate Secretary, of written notice of exercise. Such notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the shares for which the Option is being exercised, unless otherwise determined by the Committee, in its sole discretion.

     Payment of the option price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the option agreement, as follows:

     (a) in cash or by certified check payable to the order of the Corporation; or

     (b) such other method as determined by the Committee, in its sole discretion.

     Notwithstanding the preceding, the Committee may, in its discretion, impose and set forth in the option agreement such limitations or prohibitions on the methods of exercise as the Committee deems appropriate. Promptly after the exercise of an Option and the payment in full of the option price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 11, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     6.9 WITHHOLDING

     The Corporation shall have the right to withhold, or require an individual exercising an Option to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to the exercise of Options. To the extent permissible under applicable tax, securities and other laws, the option agreement may permit satisfaction of a tax withholding requirement by withholding shares of Stock issued as a result of the exercise of an Option.

     7. TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     8. USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options shall constitute general funds of the Corporation.

     9. REQUIREMENTS OF LAW

     9.1 GENERAL

     The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations or the Corporation’s Certificate of Incorporation, as amended from time to time. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     9.2 RULE 16b-3

     The Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

     10. AMENDMENT AND TERMINATION

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board with respect to ISOs shall be made without stockholder approval when required to comply with Section 422 of the Code. The Committee retains the right to amend, suspend or terminate any Option or option agreement at any time.

     11. EFFECT OF CHANGES IN CAPITALIZATION

     11.1 CHANGES IN STOCK

     If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the option price per share.

     11.2 REORGANIZATION WITH CORPORATION SURVIVING

     Subject to Section 11.3, if the Corporation is the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option previously granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price thereafter shall be the same as the aggregate option price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     11.3 OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

     Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the stockholders and other than an affiliate of the Corporation as defined in Rule 144(a)(1) under the Securities Act) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in the option agreement relating to such Option), prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise all Options in whole or in part, that are exercisable as of the date of the termination and that have an option price that is below the value of a share of Stock that will result from the transaction described in this Section 11.3 immediately upon the consummation of such transaction. All Options not yet exercisable as of the date of termination determined by the Committee and all Options that have an option price equal to or exceeding the value of a share of Stock that will result from the transaction described in this Section 11.3 immediately upon the consummation of such transaction shall be immediately forfeited. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

     11.4 ADJUSTMENTS

     Adjustments under this Section 11 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     11.5 NO LIMITATIONS ON CORPORATION

     The grant of an Option or pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     12. DISCLAIMER OF RIGHTS

     No provision in the Plan or any option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Corporation or any subsidiary, or to interfere in any way with the right and authority of the Corporation or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

     13. NONEXCLUSIVITY

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     14. INDEMNIFICATION

     To the extent permitted by applicable law, the Committee shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Committee in connection with or resulting from any claim, action, suit or proceeding to which the Committee may be a party or in which the Committee may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Committee (with the Corporation’s written approval) in the settlement thereof, or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Committee, the Committee shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Committee undertakes to handle and defend it on the Committee’s own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such persons may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Committee or hold the Committee harmless.

     The Committee and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any persons who are or were members of the Committee, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

     15. SEVERABILITY

     In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     16. GENDER

     Whenever used in the Plan, the masculine gender includes the feminine.

     17. GOVERNING LAW.

     To the extent not preempted by federal law, the Plan, and all option agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State.